EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the attachment in this Registration Statement on Form SB-2 of our report, dated February 28, 2001, which appears on the Annual Report on Form 10-KSB of NetCurrents, Inc. (formerly IAT Resources Corporation) and subsidiaries for the year ended December 31, 2000. We also consent to the reference of our Firm under the caption "Experts" in the aforementioned Registration Statement.


/S/ SINGER LEWAK GREENBAUM & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 16, 2001